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                                                                     Exhibit 5.4

                             [Hale Lane Letterhead]


                                 March 17, 2003

Rexnord Corporation
4701 Greenfield Avenue
Milwaukee, WI  53214

Latham & Watkins
53rd at Third
885 Third Avenue
New York, NY  10022-4802

         Re: REGISTRATION STATEMENT ON FORM S-4 RELATING TO $225,000,000 AGGREGATE PRINCIPAL AMOUNT OF 10-1/8% SENIOR SUBORDINATED NOTES DUE 2012

Ladies and Gentlemen:

     In connection with the registration of $225,000,000 aggregate principal amount of 10-1/8% Senior Subordinated Notes due 2012 (the "Securities") by Rexnord Corporation, a Delaware corporation (the "Company'), and the guarantees of the Securities set forth in Section 11 of the Indenture (the "Guarantees") by each of the entities listed on Schedule A hereto (the "Guarantors"), under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on January 9, 2003 (File No. 333-102428), (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The Securities and the Guarantees will be issued pursuant to an indenture dated as of November 25, 2002 (the "Indenture") by and among the Company, each of the Guarantors and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee"). The Securities and the Guarantees will be issued in exchange for the Company's outstanding 10-1/8% Senior Subordinated Notes due 2012 on the terms set forth in the prospectus contained in the Registration Statement and the Letter of Transmittal filed as an exhibit thereto. The Indenture and the Securities are sometimes referred to herein collectively as the "Operative Documents." Capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

     In our capacity as your Nevada special counsel in connection with such registration, we are familiar with the proceedings taken by Rexnord, Ltd., a Nevada Corporation, and Rexnord Puerto Rico Inc., a Nevada corporation (collectively, the "Covered Guarantors"), in connection

                     HALE LANE PEEK DENNISON AND HOWARD
LAS VEGAS OFFICE: 2300 West Sahara Avenue Eighth Floor Box 8 Las Vegas, Nevada 89102 Phone (702) 222-2500 Fax (702) 365-6940 CARSON CITY OFFICE: 777
East William Street Suite 200 Carson City, Nevada 89701 Phone (775) 684-6000 Fax (775) 684-6001

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Rexnord Corporation
Latham & Watkins
March 17, 2003
Page 2


with the authorization and issuance of the Guarantees and, in rendering the opinions which follow, have examined and relied upon the following documents:

         (a)      The Indenture;

         (b) A copy of the Articles of Incorporation of Rexnord, Ltd. filed with the Secretary of State of Nevada on September 3, 1970, and a Certificate of Amendment thereto filed with the Secretary of State of Nevada on March 15, 1973;

         (c) A copy of the Bylaws of Rexnord, Ltd. adopted by Rexnord, Ltd. on September 14, 1970;

         (d) Written Consent of Directors of Rexnord, Ltd. dated November 25, 2002;

         (e)      Certificate of Officer of Rexnord, Ltd. dated November 25,
                  2002;

         (f) Certificate of Existence as to Rexnord, Ltd. issued by the Nevada Secretary of State on November 19, 2002 ("Rexnord, Ltd. Good Standing Certificate");

         (g) A copy of the Articles of Incorporation of Rexnord Puerto Rico filed with the Secretary of State of Nevada on June 14, 1978;

         (h) A copy of the Bylaws of Rexnord Puerto Rico certified by an officer of Rexnord Puerto Rico;

         (i) Written Consent of Directors of Rexnord Puerto Rico dated November 25, 2002;

         (j) Certificate of Officer of Rexnord Puerto Rico dated November 25, 2002; and

         (k) Certificate of Existence as to Rexnord Puerto Rico issued by the Nevada Secretary of State on November 21, 2002 ("Rexnord Puerto Rico Good Standing Certificate").

     In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

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Rexnord Corporation
Latham & Watkins
March 17, 2003
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     We are opining herein as to the effect on the subject transaction only of the internal laws of the State of Nevada and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof each of the Guarantees to be executed and delivered by each of the Covered Guarantors has been duly authorized by all necessary corporate action of the respective Covered Guarantor, and when executed and delivered in accordance with the terms of the Indenture and upon due execution, authentication and delivery of the Securities and upon payment therefor, each of the Guarantees will be the legally valid and binding obligation of the respective Covered Guarantor, enforceable against the respective Covered Guarantor in accordance with its terms.

     The opinions rendered in the foregoing paragraphs relating to the enforceability of the Guarantees are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent transfers, or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought.

     We express no opinion as to:

     (a) the unenforceability under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

     (b) the enforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable;

     (c) the enforceability of provisions in the Operative Documents designating New York as the governing law thereof;

     (d) the enforceability of any provision of the Operative Documents which states that they (or any of them) may be modified or discharged only by a subsequent agreement in writing;

     (e) the enforceability of, under certain circumstances, provisions in the Operative Documents to the effect that failure to exercise, or delay in exercising, rights or remedies will not operate as a waiver of such right or remedy;

     (f) the enforceability of provisions of the Operative Documents requiring that waivers must be in writing may not be enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver; and


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Rexnord Corporation
Latham & Watkins
March 17, 2003
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     (g) the securities or "blue sky" laws of the State of Nevada.

     We have not been requested to express, and with your knowledge and consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture and the Securities or the Guarantors under the Indenture and the Guarantees of Section 548 of the United States Bankruptcy Code.

     To the extent that the obligations of the Covered Guarantors under the Guarantees may be dependent upon such matters, we assume for purposes of this opinion that: (i) the Trustee and each Guarantor that is not a Covered Guarantor
(a) are duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) have the requisite organizational and legal power and authority to perform its obligations under each of the Operative Documents to which it is a party; (c) are duly qualified to engage in the activities contemplated by each such Operative Document; (d) have duly executed and delivered each such Operative Document; and (e) have duly authorized each such Operative Document; (ii) with respect to the Trustee and each Guarantor that is not a Covered Guarantor, each Operative Document to which Trustee or any such Guarantor is a party constitutes its legally valid and binding agreement, enforceable against it in accordance with its terms; and (iii) the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations.

     This opinion is rendered only to you and the Security Holders and is solely for your benefit and the benefit of the Security Holders in connection with the transactions covered hereby. This opinion may not be relied upon by you or the Security Holders for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. We have no responsibility or obligation to update this opinion, to consider its applicability or correctness to any Person other than its addressees, or to take into account changes in law, facts or any other development of which we may later become aware.

     We consent to your filing this opinion as an exhibit to the Registration Statement.



                                Very truly yours,

                                /s/ Hale Lane Peek Dennison and Howard


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                                   SCHEDULE A

                                NEVADA GUARANTORS


Rexnord, Ltd., a Nevada corporation


Rexnord Puerto Rico Inc., a Nevada corporation